EXHIBIT 99.1
EMPLOYMENT AGREEMENT
This Employment Agreement (this "Agreement") is made and entered into as of March 16, 2018 (the "Effective Date") by and between CytRx Corporation, a Delaware corporation ("Employer"), and Felix Kratz, Ph.D., an individual and resident of Germany ("Employee").
WHEREAS, Employer desires to continue to employ Employee, and Employee is willing to continue to be employed by Employer, on the terms set forth in this Agreement.
NOW, THEREFORE, upon the above premises, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows.
1. Employment.  Effective as of the Effective Date, Employer shall continue to employ Employee, and Employee shall continue to serve, as Employer's Vice President of Drug Discovery on the terms set forth herein.
2. Duties; Place of Employment.  Employee shall perform in a professional and business-like manner, and to the best of his ability, the duties described on Schedule 1 to this Agreement and such other duties as are assigned to him from time to time by Employer's Chairman and Chief Executive Officer. Employee understands and agrees that his duties, title and authority may be changed from time to time in the discretion of Employer's Chairman and Chief Executive Officer. Employee's services hereunder shall be rendered at Freiburg, Germany, at Employer's Drug Discover Branch office and laboratory, except for travel when and as required in the performance of Employee's duties hereunder.
3. Time and Efforts.  Employee shall devote all of his business time, efforts, attention and energies to Employer's business and to discharge his duties hereunder.
4. Term.  The term (the "Term") of Employee's employment hereunder shall commence on the Effective Date and shall expire on December 31, 2018, unless sooner terminated in accordance with Section 6. Neither Employer nor Employee shall have any obligation to extend or renew this Agreement. In the event that Employee's employment has not theretofore been terminated and Employer has not offered to extend or renew Employee's employment under this Agreement, upon expiration of the Term Employer shall continue to pay Employee his salary as provided for in Section 5.1 during the period commencing on the final date of the Term and ending on (a) June 30, 2019 or (b) the date of Employee's re-employment with another employer, whichever is earlier; provided that, as a condition to Employer's obligations under this sentence, Employee shall have executed and delivered to Employer a General Release of All Claims in the form attached hereto as Exhibit A. Employee shall notify Employer immediately in the event Employee accepts such employment with another employer.
5. Compensation.  As the total consideration for Employee's services rendered hereunder, Employer shall pay or provide Employee the following compensation and benefits:
5.1. Salary.  Employee shall be entitled to receive an annual salary of gross €185,000, payable semi-monthly in accordance with Employer's normal payroll policies and procedures.
5.2. Discretionary Bonus and Stock Option Awards.  Employee also may be eligible for a cash bonus from time to time for his services during the Term. Employee's eligibility to receive a cash bonus, any determination to award Employee such a bonus and, if awarded, the amount thereof shall be in Employer's sole discretion. Repeated donations do not generate future demands or claims of the employee. If Employer grants Employee a non-qualified stock option (the "Option") under Employer's 2008 Stock Incentive Plan (the "Plan") during the term of this Agreement, such Option shall vest and become exercisable as to one-twelfth of the shares covered thereby on each of the twelve two-month anniversaries of the date of grant of such Option, provided, in each case, that Employee remain in the continuous employ of Employer through such anniversary date. The Option shall (a) be exercisable at an exercise price equal to the fair market value at the close of business on 15 December 2018, the date of grant (if Employer makes a grant), (b) have a term of ten years, and (c) be on such other terms as shall be determined by Employer's Board of Directors (or the Compensation Committee of the Board) and set forth in a customary form of stock option agreement under the Plan evidencing the Option.
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5.3. Expense Reimbursement.  Employer shall reimburse Employee for reasonable and necessary business expenses incurred by Employee in connection with the performance of Employee's duties in accordance with Employer's usual practices and policies in effect from time to time.
                            5.4. Vacation.  Employee shall continue to accrue vacation days without loss of compensation in accordance with Employer's usual policies applicable to all employees at a rate of four weeks' vacation time for each 12-month period during the Term. Bank Holidays will be granted according to the State of Baden-Württemberg, Germany, and do not count as vacation days. The 24th and 31st of December will count as ½ vacation day (Feiertagsgesetz Baden- Württemberg). At Employer's discretion, the offices may close early ("half-day") on the 24th and 31st of December. If Employee chooses not to work a half-day on either or both of these dates and instead requests vacation time, then the 24th and 31st December will count as ½ vacation days (Feiertagsgesetz Baden- Württemberg). Employer may close the office for the entire day on either or both dates and request that Employee take ½ vacation days, as applicable. Operational interests and requirements of the business unit shall be appropriately taken into consideration in determining the timing and duration of holidays. The Employee shall inform the Employer well in advance of his holiday planning. Any used holiday entitlement will first be set off against the statutory holiday entitlement. This stipulation above is not applicable to any statutory holiday entitlement carried over to the following year which could not be used by the Employee during the first three months due to illness. Upon termination of the employment, only any remaining unused statutory holiday entitlement will be compensated.
              5.5. Employee Benefits.  Employer will pay social security obligations and deduct the Employee's part from the gross month salary.

             5.6. Payroll Taxes.  Employer shall have the right to deduct from the compensation and benefits due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation or benefits of Employee, to the extent legally possible.

             5.7. Sick Leave. According to German employment law, sick leave is paid for a maximum of six weeks by the Employer (§ 3 Entgeltfortzahlungsgesetz).

6. Termination.  This Agreement may be terminated as set forth in this Section 6.
6.1. Proper Notice of termination.  Employer and Employee may terminate Employee's employment with a notice period according to German Civil Code § 622. Notice of termination may only be given within two weeks. The notice period commences with the date on which the person entitled to give notice obtains knowledge of facts conclusive for the notice of termination. Upon termination of Employee's employment by Employer pursuant to this Section 6.1, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled to a payment of (a) any accrued but unpaid salary and unused vacation as of the date of such termination, which shall be due and payable upon the effective date of such termination, (b) an amount, which shall be due and payable within ten days following the effective date of such termination, equal to six months' salary, as provided in Section 5.1, less the salary paid during the notice period, and (c) any unpaid bonus that may have been awarded to Employee under Section 5.2 prior to such date, which shall be due and payable in accordance with Employer's normal payroll practices or as otherwise required by California law; provided that, as a condition to Employer's obligations under Section 6.1, Employee shall have executed and delivered to Employer a Separation Agreement and General Release in the form attached hereto as Exhibit A.
6.2. Termination without notice for a compelling reason by Employer. Employer may also terminate Employee's employment for a compelling reason without complying with a notice period if facts are present on the basis of which Employer cannot reasonably be expected to continue this Agreement to the end of the notice period or to the end of this Agreement, taking all circumstances of the individual case into account and weighing the interests of both parties to the Agreement. Employer may terminate Employee's employment as provided in this Section 6.2 for "Cause.
6.3.         Termination by Employer without Cause.  Employer may also terminate Employee's employment without Cause upon notice to Employee in accordance with German Civil Code § 622. Upon termination of Employee's employment by Employer without Cause, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled to (1) any accrued but unpaid salary and unused vacation as of the date of such termination as required by California law, which shall be due and payable upon the effective date of such termination, (2) any unpaid bonus that may have been awarded to Employee under Section 5.2 prior to such date, which shall be due and payable in accordance with Employer's normal payroll practices or as otherwise required by California law, (3) an amount, which shall be due and payable within ten days following the effective date of such termination, equal to six months' salary as provided in Section 5.1., provided, that if such termination occurs following a Change of Control (as hereinafter defined), then the amount described in this clause (3) shall be equal to 12 months' salary as provided in Section 5.1.  Employee's right to the compensation and benefits provided for in clause (3) of this Section 6.3 shall be conditioned upon Employee having executed and delivered to Employer a General Release of All Claims in the form attached hereto as Exhibit A.  For purposes of this Section 6.3, a "Change of Control" shall mean (i) a sale, lease or other disposition of all or substantially all of the capital stock or assets of Employer other than to an Affiliate as that term is defined in the Plan, (ii) a merger or consolidation of Employer in which Employer is not the surviving corporation or (iii) a reverse merger in which Employer is the surviving corporation but the shares of Employer's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.
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.
6.4. Termination due to pension or death.  At the latest, this Employment Agreement shall terminate without any notice of termination being given upon expiry of the month in which the Employee is for the first time entitled to claim a regular pension. Employee's employment will also terminate automatically in the event of Employee's death. Upon termination of Employee's employment as aforesaid, all compensation and benefits to Employee hereunder shall cease and Employer shall pay to the Employee's heirs or personal representatives, not later than ten days after the date of termination, any accrued but unpaid salary and unused vacation as of the date of such termination as required by German law.
7. Confidentiality.  While this Agreement is in effect and for a period of five years thereafter, Employee shall hold and keep secret and confidential all "trade secrets" (within the meaning of applicable law) and other confidential or proprietary information of Employer and shall use such information only in the course of performing Employee's duties hereunder; provided, however, that with respect to trade secrets, Employee shall hold and keep secret and confidential such trade secrets for so long as they remain trade secrets under applicable law.  Employee shall maintain in trust all such trade secrets or other confidential or proprietary information, as Employer's property, including, but not limited to, all documents concerning Employer's business, including Employee's work papers, telephone directories, customer information and notes, and any and all copies thereof in Employee's possession or under Employee's control. Upon the expiration or earlier termination of Employee's employment with Employer, or upon request by Employer, Employee shall deliver to Employer all such documents belonging to Employer, including any and all copies in Employee's possession or under Employee's control.
8. Equitable Remedies; Injunctive Relief.  Employee hereby acknowledges and agrees that monetary damages are inadequate to fully compensate Employer for the damages that would result from a breach or threatened breach of Section 7 of this Agreement and, accordingly, that Employer shall be entitled to equitable remedies, including, without limitation, specific performance, temporary restraining orders, and preliminary injunctions and permanent injunctions, to enforce such Section without the necessity of proving actual damages in connection therewith. This provision shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal or equitable rights or defenses.
9. Indemnification; Insurance.  Employer and Employee acknowledge that, as the Vice President of Drug Discovery of the Employer, Employee shall be a corporate officer of Employer and, as such, Employee shall be entitled to indemnification to the full extent provided by Employer to its officers, directors and agents under the Employer's Certificate of Incorporation and Bylaws as in effect as of the date of this Agreement. Employer shall maintain Employee as an additional insured under its current policy of directors and officers liability insurance and shall use commercially reasonable efforts to continue to insure Employee thereunder, or under any replacement policies in effect from time to time, during the Term.
10. Severable Provisions.  The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.
11. Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns and Employee and his heirs and representatives; provided, that this Agreement may be assigned by Employer to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a portion of the business or assets of Employer.
12. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior or contemporaneous agreements, written or oral, between Employee and Employer relating to the subject matter hereof, including but not limited to that certain Employment Agreement dated March 16, 2017. Any such prior or contemporaneous agreements are hereby terminated and of no further effect, and Employee, by the execution hereof, agrees that any compensation provided for under any such agreements is specifically superseded and replaced by the provisions of this Agreement.
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13. Amendment.  No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer (other than Employee). The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.
14. Governing Law.  This Agreement is and shall be governed and construed in accordance with the laws of the State of California without giving effect to California's choice-of-law rules. German mandatory law shall remain unaffected.
15. Notice.  All notices and other communications under this Agreement shall be in writing and mailed, telecopied (in case of notice to Employer only) or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):
If to Employer: CytRx Corporation 11726 San Vicente Boulevard, Suite 650 Los Angeles, California 90049 Facsimile: (310) 826-5529 Attention: Chairman & Chief Executive Officer
If to Employee: Dr. Felix Kratz [Residential Address]

16. Survival.  Sections 7 through 16 and Section 18 shall survive the expiration or termination of this Agreement.
17. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A counterpart executed and transmitted by facsimile shall have the same force and effect as an originally executed counterpart.
18. No Interpretation of Ambiguities Against Drafting Party.  This Agreement has been negotiated at arm's length between persons knowledgeable in the matters dealt with herein. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, the parties agree that any rule of law, including, but not limited to, California Civil Code Section 1654 or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties hereto.
 [Signature Page Follows]
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IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.
"EMPLOYER" Cytrx Corporation

By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Title: Chairman of the Board and Chief Executive Officer

"EMPLOYEE"

By:	/s/ FELIX KRATZ
Felix Kratz, Ph.D.

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Schedule I

Description of Duties

Project
•	Albumin-binding prodrugs of highly potent cytotoxics

Duties
•	Develop plans for creating patentable new molecular entities (NME) within the scope of Project
•	Oversee operations of discovery laboratory in Freiburg, Germany
•	Manage staff at Freiburg drug discovery laboratory
•	Oversee contractors that perform drug discovery and preclinical pharmacology testing on NMEs
•	Help administer drug discovery budget
•	Interface with scientific and investment communities on drug discovery matters
•	Discuss drug discovery process at CytRx Board of Director meetings either in person or by teleconference
•	Attend CytRx management staff meetings and Board Meetings (when warranted) by teleconference
•	Write or review/edit the preclinical pharmacology and chemistry sections of INDs/IMPDs and Investigator Brochures
•	Provide expertise to manufacturing vendors during the technical transfer process
•	Publish and present at scientific meetings results from studies

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EXHIBIT A
GENERAL RELEASE OF ALL CLAIMS
This General Release of All Claims is made as of  ____________, 20___ ("General Release"), by and between Felix Kratz, Ph.D. ("Executive") and CytRx Corporation, a Delaware corporation (the "Company"), with reference to the following facts:
WHEREAS, this General Release is provided for in, and is in furtherance of, the Employment Agreement, dated as of March 16, 2017 between the Company and Executive (the "Employment Agreement");
WHEREAS, Executive desires to execute and deliver to the Company this General Release in consideration of the Company's providing Executive with certain severance benefits pursuant to Section 4 or clause 3 of Section 6.3, as applicable, of the Employment Agreement; and
WHEREAS, Executive and the Company intend that this General Release shall be in full satisfaction of any and all obligations described in this General Release owed to Executive by the Company, except as expressly provided in this General Release.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, Executive and the Company agree as follows:
1.  Executive, for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, "Releasers"), does hereby release, waive, and forever discharge the Company and each of its agents, subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, successors, and assigns (collectively, the "Releasees") from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, obligations, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys' fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to: (a) Executive's employment with and services to the Company or any of its affiliates; (b) the termination of Executive's employment with and services to the Company and any of its affiliates; or (c) any event whatsoever occurring on or prior to the date of this General Release. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including, but not limited to, wrongful or retaliatory discharge, breach of contract (including but not limited to any claims under any employment agreement between Executive, on the one hand, and the Company or its affiliates, on the other hand) and any action arising in tort including, but not limited to, libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act or the discrimination or employment laws of any state or municipality, and any claims under any express or implied contract which Releasers may claim existed with Releasees. This also includes, but is not limited to, a release of any claims for wrongful discharge and all claims for alleged physical or personal injury, emotional distress relating to or arising out of Executive's employment with or services to the Company or any of its affiliates or the termination of that employment or those services; and any claims under the Worker Adjustment and Retraining Notification Act, California Labor Code Section 1400 et seq. or any similar law, which requires, among other things, that advance notice be given of certain work force reductions.  This release and waiver does not apply to: (i) the Executive's rights to receive the compensation and benefits provided for in Section 4 or Section 6.2, as applicable, of the Employment Agreement: or (ii) Executive's rights under any stock option agreement between Executive and the Company.
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2. Executive understands and agrees that he is expressly waiving all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542") with respect to the Releasees.  Section 1542 states as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Executive understands and agrees that this General Release is intended to include all claims, if any, which Executive may have and which he does not now know or suspect to exist in his favor against the Releasees and Executive understands and agrees that this Agreement extinguishes those claims.
3. Excluded from this General Release and waiver are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies.  Executive, however, waives Executive's right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing) pursue any claims on Executive's behalf.  Executive represents and warrants that Executive has not filed any complaint, charge or lawsuit against the Releasees with any government agency or any court.
4. Executive agrees never to seek personal recovery from Releasees in any forum for any claim covered by the above waiver and release language, except that Executive may bring a claim under the ADEA to challenge this General Release.  Nothing in this General Release is intended to reflect any party's belief that Executive's waiver of claims under ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.
5. Executive acknowledges and recites that:
                               (a) Executive has executed this General Release knowingly and voluntarily;
 (b) Executive has read and understands this General Release in its entirety;
                               (c) Executive acknowledges that he has been advised by his own legal counsel and has sought such other advice as he wishes with respect to the terms of this General Release before executing it;
 (d) Executive's execution of this General Release has not been forced by any employee or agent of the Company, and Executive has had an opportunity to negotiate about the terms of this General Release; and
 (e) Executive has not sold, assigned, transferred or conveyed any claim, demand, right, action, suit, cause of action or other interest that is the subject matter of this General Release.
6. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of California, except for the application of preemptive Federal law.
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7. Executive acknowledges that he is waiving his rights under the ADEA and the Older Worker's Benefit Protection Act and therefore, in compliance with those statutes, acknowledges the following:
 (a) Executive acknowledges that he has been provided a minimum of twenty-one (21) calendar days after receipt of this Agreement to consider whether to sign it;
 (b) Executive acknowledges that he shall have seven days from the date he executes this General Release to revoke his waiver and release of any ADEA claims only (but not his waiver or release hereunder of other claims) by providing written notice of the revocation to the Company, and that, in the event of such revocation, the provisions of Section 4 or clause (3)  of Section 6.3, as applicable, of the Employment Agreement shall thereupon become null and void and the Company shall be entitled to a return from Executive of all payments to Executive pursuant to such clauses;
 (c) Executive acknowledges that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement; and
 (d) Executive acknowledges that the consideration given in exchange for this waiver and release Agreement is in addition to anything of value to which he was already entitled.
[Signature Page Follows]
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PLEASE READ THIS AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: _____________	Felix Kratz, Ph.D.

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 Attachment A
Confidential Information and Invention Assignment Agreement

CYTRX CORPORATION
CONFIDENTIAL INFORMATION AND
 INVENTION ASSIGNMENT AGREEMENT

As a condition of my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) by CytRx Corporation, a Delaware corporation ("CytRx"), or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:
1. Employment or Consulting Relationship.  I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law.  Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."
2. Duties.  I will perform for the Company such duties as may be designated by the Company from time to time.  During the Relationship, I will devote my best efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company.
3. At-Will Relationship.  I understand and acknowledge that my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.
4. Confidential Information.
(a) Company Information.  I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create.  I further agree not to make copies of such Confidential Information except as authorized by the Company.  I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.  I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.
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(b) Prior Obligations.  I represent that my performance of all terms of this Agreement as an employee or consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous, client, employer or any other party.  I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party.
 (c) Third Party Information.  I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.
5. Inventions.
(a) Inventions Retained and Licensed.  I have attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "Prior Inventions"), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions.  If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.
(b) Assignment of Inventions.  I agree that I will promptly make full written disclosure to CytRx, will hold in trust for the sole right and benefit of CytRx, and hereby assign to CytRx, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company (collectively referred to as "Inventions"), except as provided in Section 5(e) below. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of Germany.
(c) Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company.  The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format.  The records will be available to and remain the sole property of the Company at all times.  I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.  I agree to return all such records (including any copies thereof) to CytRx at the time of termination of my Relationship with the Company as provided for in Section 6.
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(d) Patent and Copyright Rights.  I agree to assist CytRx, or its designee, at its expense, in every proper way to secure CytRx's, or its designee's, rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to CytRx or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which CytRx or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to CytRx or its designee, and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world.  If CytRx or its designee is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, copyright, mask works or other registrations covering Inventions or original works of authorship assigned to CytRx or its designee as above, then I hereby irrevocably designate and appoint CytRx and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by me.  I hereby waive and irrevocably quitclaim to CytRx or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to CytRx or such designee.
(e) Exception to Assignments.  I understand that the provisions of this Agreement requiring assignment of Inventions to CytRx do not apply to any invention which qualifies fully under the provisions of the German Act on Employee Inventions (Arbeitnehmererfindungsgesetz). I will negotiate in good faith any remuneration agreement after I have informed CytRx of my contribution to an innovation and only claim for a reasonable remuneration according to sec. 9GermanAct on Employee Inventions including the applicability of the table according to guideline 11 of the guidelines regarding the remuneration of employee inventions dated 20th July 1959.
6. Company Property; Returning Company Documents.  I acknowledge and agree that I have no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.  I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.  I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.  In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C; however, my failure to sign and deliver the Termination Certificate shall in no way diminish my continuing obligations under this Agreement.
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7. Notification to Other Parties.
(a) Employees.  In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.
(b) Consultants.  I hereby grant consent to notification by the Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.
8. Solicitation of Employees, Consultants and Other Parties.  I agree that during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.  Further, during my Relationship with the Company and at any time following termination of my Relationship with the Company for any reason, with or without cause, I shall not use any Confidential Information of the Company to attempt to negatively influence any of the Company's clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. For each single negligent violation of the non-solicitation obligation set forth in this section 8, the Employer mmay claim
9. Representations and Covenants.
(a) Facilitation of Agreement.  I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.
(b) Conflicts.  I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into with any third party, including without limitation any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company.  I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.
(c) Voluntary Execution.  I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.
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10. General Provisions.
(a) Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.
(b) Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties.  Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.
(c) Severability.  If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
(d) Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.
(e) Survival.  The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.
(f) Remedies.  I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and in addition to and without prejudice to any other right and remedies that the Company may have for a breach of this Agreement.
(g) ADVICE OF COUNSEL.  I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]
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The parties have executed this Agreement on the respective dates set forth below:
COMPANY: CYTRX CORPORATION	EMPLOYEE: Felix Kratz, an individual
/s/ STEVEN A. KRIEGSMAN	/s/ FELIX KRATZ
Steven A. Kriegsman	Felix A. Kratz
Chairman and CEO

Date: March 16, 2018	Date: March 16, 2018

Address:      11726 San Vicente Blvd.               Address:  [Residential Address]
Suite 650
Los Angeles, CA 90049
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EXHIBIT B

Section 2870 of the California Labor Code is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

             (1)  Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

             (2)  Result from any work performed by the employee for the employer.

                (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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